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                     CERTIFICATE AND INSTRUMENT OF AMENDMENT

                                     TO THE

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                                       OF

                         CREDIT SUISSE OPPORTUNITY FUNDS

     The undersigned, being the Secretary of Credit Suisse Opportunity Funds, a Delaware business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by section 11.3 of the Agreement and Declaration of Trust, dated as of May 31, 1995, as amended to date (as so amended, the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees at a meeting duly held on February 12, 2002, the Trustees of the Trust duly adopted the following amendments:

     FIRST: The sixth sentence of Section 2.5 of the Declaration of Trust is hereby amended and restated in its entirety as follows:

          A quorum for all meetings of the Trustees shall be one-third (but not fewer than two unless there be only one Trustee) of the members of the entire Board of Trustees.

     SECOND: The third sentence of Section 2.6 of the Declaration of Trust is hereby amended and restated in its entirety as follows.

          The Chairman, President, Secretary and Treasurer may, but need not be, Trustees of the Trust.

     IN WITNESS WHEREOF, the undersigned has executed this certificate on the 17th day of June, 2002.

                                               /s/Hal Liebes
                                               --------------
                                               Name:   Hal Liebes
                                               Title:  Secretary

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                                 ACKNOWLEDGMENT

STATE OF New York         )

                          ) ss.

COUNTY OF New York        )



                                                                   June 17, 2002

     Then personally appeared the above-named Hal Liebes and acknowledged the foregoing instrument to be his free act and deed.

     Before me,

                                         /s/Joseph A Messing     [Notary Seal]

                                         Notary Public

                                         Joseph A. Messing

                                         Notary Public, State of New York

                                         No. 5002535

                                         Qualified in Westchester County

                                         Commission Expires October 5, 2002

                                         My commission expires: October 5, 2002






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